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                                                                EXHIBIT 23(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated February 24, 1998, on our audit of the consolidated statements of financial condition of Hoosier Hills Financial Corporation and subsidiary, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. We also consent to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.



/s/ SHERMAN, BARBER & MULLIKIN
Madison, Indiana
July 30, 1998